UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
December 8, 2016

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on December 8, 2016, the Board of Directors of Douglas Emmett approved a new Partnership Unit Designation and related award agreements for future grants of Long Term Incentive Plan Units (“LTIP Units”) under the Company’s new 2016 Omnibus Stock Incentive Plan. The Partnership Unit Designation is the same as the prior LTIP Unit Partnership Unit Designation, except that the new Partnership Unit Designation provides the Company with the ability to require a minimum increase in Gross Assets Value of the Company before the LTIPs may be converted into a Partnership Common Units (which are ultimately exchangeable into Common Stock).

The Company also awarded LTIPs and cash incentive compensation to its employees and directors effective December 9, 2016 for their performance during 2016. These LTIP grants and cash compensation awards to executive officers were materially consistent with LTIP and cash awards for prior years, except that (i) the LTIP grants include conditions that each LTIP can be converted into a Partnership Common Unit (which is ultimately exchangeable into Common Stock) only after at least a 2% increase in Gross Asset Values and that any LTIP Units not converted into Partnership Common Units within 10 years of the Grant Date will be forfeited and (ii) Kevin Crummy received a one-time grant of LTIP Units valued at $700,000 in accordance with ASC 718, vesting one fifth on each of December 31, 2016, 2017, 2018, 2019 and 2020.

The forms of the Douglas Emmett Properties, LP Partnership Unit Designation and the related Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan 2016 LTIP Unit Award Agreement are attached hereto as Exhibits 99.1 and 99.2 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9. Financial Statements and Exhibits.

(d)    Exhibits: The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit

99.1	Form of Douglas Emmett Properties, LP Partnership Unit Designation Agreement.

99.2	Form of Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan 2016 LTIP Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated:	December 12, 2016	By:	/s/ MONA M. GISLER
Mona M. Gisler
Chief Financial Officer